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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of Earliest Event Reported) - October 31, 1997


                                _______________


                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)


MARYLAND                                      1-11437                          52-1893632
                                              ---------
(State or other jurisdiction of            (Commission File Number)   (IRS Employer Identification No.)
      Incorporation)
6801 ROCKLEDGE DRIVE, BETHESDA, MARYLAND                                         20817
(Address of principal executive offices)                                       (Zip Code)


                                (301)  897-6000
              (Registrant's telephone number, including area code)


                                _______________

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

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

ITEM 5.  OTHER EVENTS

          On October 31, 1997, Lockheed Martin Corporation ("Lockheed Martin") and LMT Sub Inc., a Delaware corporation and a wholly owned subsidiary of Lockheed Martin ("LMT Sub"), entered into a Contribution and Assumption Agreement (the "Contribution Agreement"). In addition, on October 31, 1997, Lockheed Martin and LMT Sub entered into an Exchange Agreement (the "Exchange Agreement") with General Electric Company, a New York corporation ("GE"), and certain of its subsidiaries. Lockheed Martin and GE issued a joint press release announcing that they had entered into the Exchange Agreement a copy of which press release is attached hereto as Exhibit 99.1 and which press release is incorporated herein by reference.

          The Contribution Agreement provides for the contribution by Lockheed Martin of substantially all of the assets used or held for use primarily in the conduct of two of Lockheed Martin's businesses along with a certain number of shares of common stock of Globalstar Telecommunications Limited ("Globalstar") and an amount in cash to LMT Sub. Under this arrangement, LMT Sub will assume certain liabilities associated with the transferred businesses. In addition if requested by Lockheed Martin after the closing of the contemplated transactions, LMT Sub has agreed to make a loan or loans to Lockheed Martin pursuant to the terms and subject to the conditions set forth in the Contribution Agreement.

          Simultaneously with the execution of the Contribution Agreement, Lockheed Martin and LMT Sub entered into the Exchange Agreement with GE and certain of its subsidiaries pursuant to which, on the terms and subject to the conditions set forth therein, Lockheed Martin will exchange all of the issued and outstanding capital stock of LMT Sub for all of the Preferred Stock (or Common Stock or a combination thereof) of Lockheed Martin owned by GE and certain of its subsidiaries. The Lockheed Martin Preferred Stock, which is convertible into Lockheed Martin Common Stock, has a market value of approximately $2.8 billion as of October 31, 1997. As of the closing of such exchange, LMT Sub will hold two operating businesses, an equity interest in Globalstar and an amount in cash necessary to equalize the value of such exchange. Upon consummation of the transactions contemplated by the Exchange Agreement, GE and all of its subsidiaries will have divested their entire equity interest in Lockheed Martin.

          The consummation of the transactions contemplated by the Contribution Agreement and the Exchange Agreement, which are subject to expiration of the Hart-Scott-Rodino Act waiting period and certain other conditions, would mean that Lockheed Martin's proposed transaction with Northrop Grumman Corporation (described in a filing by Lockheed Martin on Form 8-K dated July 3, 1997) will be accounted for using purchase accounting rather than the pooling of interests method of accounting.

          In addition, under a Standstill Agreement dated April 2, 1993 between Martin Marietta Corporation (a predecessor of Lockheed Martin) and GE (the "Standstill Agreement"), GE currently has two designees on Lockheed Martin's Board of Directors. In connection with the Exchange Agreement, at the Closing, the Standstill Agreement will be terminated and pursuant to a letter agreement dated October 31, 1997 (the "Letter Agreement") between Lockheed Martin and GE, GE will, as of the Closing under the Exchange Agreement, subject to certain conditions, have the right to propose the nomination of one member of Lockheed Martin's Board of Directors. The foregoing description of certain terms of the Letter Agreement is qualified in its entirety by reference to the copy of the Letter Agreement attached hereto as Exhibit 99.2, which Agreement is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits


Exhibit No.                     Description
----------                      -----------
99.1                             --  Press Release of Lockheed Martin Corporation
                                     and General Electric Company dated November 3,
                                     1997

99.2                             --  Letter Agreement dated October 31, 1997
                                     between General Electric Company and Lockheed
                                     Martin Corporation.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LOCKHEED MARTIN CORPORATION


                                       /s/ Stephen M. Piper
                                       --------------------
                                       Stephen M. Piper
                                       Associate General Counsel
                                       and Assistant Secretary

November 5, 1997

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